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                                                                  EXHIBIT 10.22


                           DISTRIBUTORSHIP AGREEMENT
                                    BETWEEN
                       WARTSILA COMPRESSION SYSTEMS GmbH
                                      AND
                           HANOVER COMPRESSOR COMPANY
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                           DISTRIBUTORSHIP AGREEMENT

THIS DISTRIBUTORSHIP AGREEMENT (hereinafter referred to as the "Agreement") is made on the 16th day of January, 1997 between

WARTSILA COMPRESSION SYSTEMS GmbH, a company incorporated under the laws of Germany with principal offices at Brandenburg, Germany (hereinafter referred to as the "Grantor") which expression shall include its successors and permitted assignees of the first part;

And

HANOVER COMPRESSOR COMPANY, a company incorporated under the laws of Delaware, with principal offices at Houston, Texas U.S.A (hereinafter referred to as the "Distributor"), which expression shall include its successors and permitted assignees of the second part;

Collectively referred to as the "Parties",


WHEREBY IT IS AGREED AS FOLLOWS:


ART. 1  SCOPE OF THE AGREEMENT

1.1. The Grantor hereby grants and the Distributor accepts (I) the exclusive right to sell W25SG, W28SG and W34SG lean burn gas engines to compressor drive application customers, (ii) the non-exclusive right to sell W220SG and W180SG to compressor drive application customers, (iii) the non-exclusive right to sell the Spare Parts to compressor drive application customers and (iv) the non-exclusive right to maintain an authorized service and maintenance station for compressor drive applications for the Products in the Territory. The rights herein are granted in respect of the territory provided in
                 Article 2.4 (hereinafter referred to as the "Territory").

ART. 2  DEFINITIONS

2.1.             The following terms shall have the meanings specified in this
                 Article 2 when capitalized and used in this Agreement, including any Appendix attached hereto.

2.2. "Products" shall mean the following gas diesel engines: W25SG, W28SG, W34SG, W220SG and W180SG and their updated versions.
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2.3.             "Spare Parts" shall mean WD OEM original spare parts, original auxiliary and exchange parts for the Products, including any updated versions thereof.

2.4.             "Territory" shall mean North and South America excluding
                 Canada.

2.5. "Buyer" shall mean the customers of the Distributor who are the purchasers of the Products and Spare Parts.

2.6. "Contract" shall mean the specific delivery contract between the Grantor and the Distributor.

2.7. "Equipment" shall mean any materials, apparatus, machinery, structures, tools, supplies and other goods provided and to be provided by the Grantor pursuant to this Agreement and the Contract.

2.8. Wartsila Diesel Group shall mean Wartsila Diesel International Ltd Oy and its subsidiaries.

ART. 3  AGREEMENT DOCUMENTS

3.1. The supply and sale of the Products shall be made by the Grantor to the Distributor or by the Grantor to the Buyer in accordance with this Agreement and with the Appendices, which are an integral part of the Agreement and which are hereby incorporated herein.

3.2. In case of any discrepancy or inconsistency between the terms herein and those specified in any Appendix hereof, the Appendix shall overrule the Agreement text.

ART. 4  DUTIES OF THE DISTRIBUTOR

4.1. The Distributor buys and sells in his own name and for this own account without having any power to bind the Grantor in any manner without his explicit approval. The Distributor shall solicit customers from the Territory and promote the sale of the Products and Spare Parts in the Territory. When performing its obligations under this Agreement the Distributor shall further the interests of the Grantor.
                 Unless otherwise agreed, the Distributor shall not solicit Buyers having the location of project site outside the Territory without the approval of the Grantor. The Distributor shall not export Products and Spare Parts outside of the Territory other than to Buyers which it is permitted to solicit hereunder. It is the responsibility of the Distributor to transmit orders on projects located outside of the
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                 Territory other than to Buyers which it is permitted to
                 solicit hereunder to the Grantor.

4.2. As soon as the Distributor enters into a sales project with a Buyer or his representatives he will discuss with the Grantor and decide on the technical feasibility of the project, the technical specifications and other data such as performance guarantees, the price, the delivery time, contractual terms and conditions.

4.3. As the Grantor's authorized service and maintenance station, the Distributor is entitled to carry out service and maintenance work on the Products. The Distributor shall, in accordance with the provisions set out below, provide service and maintenance of the Products and, on orders from the Grantor, carry out guarantee work on the Products.

4.4. The Grantor shall upon reasonable notice have the right to inspect the Distributor's service and maintenance facilities as well as its stock during normal business hours for the purpose of confirming the quality of work performed on or in connection with the products as well as the status and quality of the facilities. Such an inspection shall be conducted in a manner so as not interfere unreasonably with the Distributor's business.

4.5. The Distributor shall, in consultation with the Grantor, appoint, train and maintain an efficient and professionally qualified Products and Spare Parts sales organization (including product application engineering). Also, the Distributor shall provide and organize an effective and technically qualified organization and service facilities network for service and maintenance of the Products. The Distributor shall be responsible for the activities of its local service outlets and other representatives and subcontractors.

4.6. Distributor may not assign the Agreement nor engage any third party to sell the Products or the Spare Parts or to carry out the service or maintenance of the Products without the prior written consent of the Grantor. During the validity of this Agreement the Grantor shall reserve the right to conclude direct sales contracts or other sales agreements without the assistance of the Distributor, however, only in cases where the Buyer wants to deal directly with the Grantor. Grantor will not solicit any such orders.
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4.7.             Purchase orders shall be placed with the Grantor in writing for all Products required by the Distributor. No contract shall be deemed to have been entered into until the Grantor has confirmed the Distributor's purchase order in writing.

4.8. The Distributor shall be liable for the costs and damages directly resulting from his own proceedings and/or from his acting.

4.9. The Distributor shall cooperate in each country with the local network company of Wartsila Diesel Group.

ART. 5  SPARE PARTS

5.1. The Distributor shall buy exclusively from the Wartsila Diesel Group all the Spare Parts for the Products.

5.2. Sale of Spare Parts to the Distributor shall be made in accordance with the general terms and conditions for the sale of spare parts issued by the Wartsila Diesel Group.

5.3. Grantor shall make and keep available sufficient Spare Parts for the Products sold hereunder.

ART. 6  PERFORMANCE OF SERVICE AND MAINTENANCE WORK BY THE DISTRIBUTOR

6.1. When carrying out service and maintenance work the Distributor shall use only original Spare Parts supplied by the Grantor, unless the Grantor or the Wartsila Diesel Group fail to supply them in a timely manner.

6.2. For the purpose of carrying out service and maintenance on the Products the Distributor shall purchase from the Grantor the necessary service tools as shall be separately agreed.

6.3. In carrying out all work the Distributor shall follow the general written instructions of the Grantor. In specific cases, it may be agreed that the Distributor shall follow the specific instructions of the Grantor. A report of every service and maintenance work carried out by the Distributor shall be provided to the Grantor without delay.

6.4. The Distributor shall be responsible to its customers for its service and maintenance work performed on the Products. When carrying out service and maintenance work or selling the spare parts, the Distributor shall closely
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                 cooperate with and use the services of the local network
                 companies of Wartsila Diesel Group.

6.5. Work to be carried out on the Products which falls under warranty may be performed by the Distributor for the account of the Grantor only on the Grantor's approval given separably and on prices to be agreed upon. In the event of emergency, the Distributor shall have the right to proceed with the work, and the Grantor shall give his approval as soon as possible provided that the work is in accordance with warranty obligations. Such work shall be carried out strictly in accordance with the prevailing warranty obligations. All Product parts replaced under the warranty shall be retained by the Distributor until the Grantor gives further instructions, unless Grantor fails to give timely instructions. Upon the Grantor's request the Distributor shall send such parts to the Grantor at the Grantor's expense and in accordance with the Grantor's instructions.

6.6. THE DISTRIBUTOR SHALL NOT PROMISE TO REPLACE PARTS AND OFFER SERVICE UNDER GUARANTEE AND AT GRANTOR'S COST WITHOUT GRANTOR'S APPROVAL.

ART. 7  DUTIES OF THE GRANTOR

7.1. The Grantor shall assist the Distributor in preparing quotations and technical specifications and shall give him all necessary prospectus(es) and price-lists, which remain the property of the Grantor, and may be transmitted to customers only upon the written consent of the Grantor.

7.2. The Grantor shall deliver the Products to the Distributor in accordance with this Agreement and the applicable sales contract.

7.3. The Grantor shall not appoint any other distributor in the Territory for the compressor drive applications of the Products without the approval of the Distributor and shall not sell gas compressor packages in the Territory except as provided in article 4.6.

7.4. The Grantor shall provide support to the Distributor in creating the competencies needed to carry out objective of this Agreement.

ART. 8  PRICES AND PAYMENT
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8.1.             The Grantor shall sell and the Distributor shall purchase
                 Products at prices and payment terms to be agreed upon per project.

8.2. The Grantor shall sell and the Distributor shall purchase all Spare Parts at the Grantor's Global List Prices valid on the date of the Distributor's firm, irrevocable order. Packing, handling, transport, taxes and duties shall be calculated separately. Additional costs shall be charged for orders via the 24-hours-call-out system. Alternatively, the Distributor may purchase Spare Parts from Wartsila Diesel Inc., or from another Wartsila Diesel Company in the Territory.

ART. 9  MINIMUM PURCHASE REQUIREMENT

                 The Parties shall have the following obligations:

                 1997

                 The Parties shall do everything reasonably necessary to put into operation the pilot projects for W25SG, W28SG, and W34SG.

                 1998

                 The Distributor shall use its reasonable best efforts to purchase at least 22MW of Products.

                 1999

                 The Distributor shall use its reasonable best efforts to purchase at least 40MW of Products.

                 2000

                 Distributor will be required to purchase a minimum of 50MW of Products.

                 In the event the Distributor does not reach the minimum purchase requirements for the year 2000, the Parties shall discuss in good faith and agree on reasonable minimum purchase requirements for the following five years. If no such agreement is reached by March 30, 2001, WCS has the right to terminate the exclusivity of the Agreement; however, the balance of the Agreement shall remain in full force and effect.

                 In the event the Distributor reaches the minimum purchase requirement for the year 2000, the Distributor shall have
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         the exclusive rights as provided in this Agreement in the Territory until the end of the year 2005, whereupon the Parties shall discuss in good faith and agree on reasonable minimum purchase requirements for the following five years. If no such agreement is reached by March 30, 2006, WCS has the right to terminate the exclusivity of the Agreement; however, the balance of the Agreement shall remain in full force and effect.

         A Product is deemed to be purchased in a calendar year if it   has
         been delivered during the said calendar year.

         The Parties acknowledge that a non-fulfillment of the minimum purchase requirement does not entitle the Grantor to claim damages.

ART. 10  DELIVERY

10.1. Except when otherwise agreed in writing, all Products ordered by the Distributor and accepted by the Grantor shall be delivered as agreed in each case (Incoterms 1990, or any valid revision thereof). Unless otherwise agreed upon between the Parties the contract and terms and conditions, as provided in Appendix 4 of the Cooperation Agreement, shall apply to all sales and deliveries by the Grantor under this Agreement.

ART. 11  COMMISSIONS IN CERTAIN CASES

11.1. In the event the Distributor finds a project outside the Territory and provided the project is not known to the Grantor or to its affiliates before the Distributor informs in writing about it, tho Distributor is entitled to a commission of 0.5%. However, it is a precondition for the commission that a binding contract has been signed for the project at the latest twelve (12) months after the Distributor has informed the Grantor of the project in writing.

11.2. In the event a sales project needs substantial sales efforts from the Grantor (or its affiliate) and the Distributor, the parties may agree on a commission of 1.5%. The agreed commission is payable by the Grantor to the Distributor in the event the project is outside the Territory and by the Distributor to the Grantor in the event the project is inside the Territory. This commission may be agreed upon in deals where consultants are involved, or where the beneficial owner conducting the sales negotiations is other than the formal owner, giving due consideration to the actual location where,
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         and the parties with whom, the relevant decisive business negotiation is conducted and completed.

11.3. The commission shall be calculated on the sales contract value (Ex-Works) of the sold Products. Under no circumstances shall commission be paid on third party commissions and transport costs, if any.

11.4. The party which is entitled to commission shall acquire a right to a pro rata commission on each payment made by the customer. The commission payment shall be made no later than thirty (30) days after payment has been made by the customer. If the customer fails to make payment in full, the commission shall be limited to the pro rata amount payable on the sums actually received.

ART. 12  WARRANTY

12.1. The applicable normal warranty provisions of the Grantor shall apply to sale of Products and Spare Parts.

12.2. Where a Spare Part is used from the Distributor's stock in fulfillment of the Grantor's warranty obligations the Distributor shall be entitled to reimbursement for the actual cost of the transaction of the Spare Part used.

ART. 13  ADVERTISING AND SALES PROMOTION

13.1. The Distributor shall cooperate in the Grantor's marketing plans and carry out the publicity and sales promotion required to increase the sales of the Products and the Spare Parts. The Distributor shall prepare and distribute all its sales promotion materials in cooperation and liaison with the Grantor's and Wartsila Diesel Group's marketing and sales promotion unit.

13.2. Advertising material (brochures, leaflets, folders) shall be supplied at no charge by the Grantor to the extent to which such material is available and in quantities relative to the Distributor's sales of the Products and the Spare Parts.

ART. 14  TECHNICAL ASSISTANCE AND TESTS

14.1. The Distributor shall arrange for the testing and/or registration by the relevant institution in the Distributor's area of operation of such Products as are agreed between the Parties. All such tests and registrations shall be made in the name of the Grantor
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         and the Distributor shall furnish the Grantor with all reports in connection therewith.

ART. 15  BRAND NAMES, TRADE MARKS AND PATENTS

15.1. The Distributor shall market the Products and the Spare Parts under the brand names, trade marks, patents and commercial designations as indicated by the Grantor.

15.2. In no event shall the Distributor claim status as the registered user of the said brand names, trademarks, patents or other rights, which remain the property of the Grantor.

15.3. Should any infringement of the Grantor's patents, trademarks or other rights come to the Distributor's notice, the Distributor shall immediately inform the Grantor thereof and provide such reasonable assistance to the Grantor as may be appropriate in any proceedings that the Grantor shall see fit to take in protection of such rights, in the Territory.

ART. 16  CONFIDENTIALITY AND TRADE SECRETS

16.1. The Distributor and Grantor each hereby undertakes to treat as strictly confidential, even after the expire of this present Agreement all terms and conditions agreed upon with the Grantor or Distributor or information received from the Grantor or Distributor, which information includes any technical or commercial information supplied by the Grantor or Distributor which whether patented or not is clearly not intended for wider distribution unless disclosure of such information is expressly permitted by this Agreement or required by applicable law.

16.2. Neither Distributor nor the Grantor shall not, even after the expiration of this Agreement, use or communicate to third parties any trade secrets which he may have in any way learned through his activity for the Grantor, or the Distributor, as the case may be.

ART. 17  EXPIRATION AND TERMINATION OF THE AGREEMENT

17.1. This Agreement shall enter into force on the 16th day of January, 1997.

17.2. This Agreement shall be valid for ten (10) years. After the expiration of the term, the Agreement continues to be force until terminated at any time by either party,
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         subject to an advance notice of six (6) calendar months in writing;
         provided, however, that termination shall not be permitted until the expiration of Distributor's exclusivity as otherwise provided herein. The aforesaid notwithstanding, this Agreement may be terminated by the other Party without prior notice with immediate effect as a result of any of the following events:

         o in the event of acquisition of control or at least 50% of voting stock of one Party by a direct competitor of the other Party,

         o in the event of the seeking into liquidation, bankruptcy or winding up, whether voluntary or involuntary, of the other Party and,

         o in the event of any material breach by one Party of any of the terms and conditions of this Agreement,

         The Grantor may terminate the exclusivity portion of this Agreement within three (3) months after March 30th, 2001, upon prior written notice in the event the Distributor fails to fulfill the minimum purchase requirements as defined in article 9. However, the existing binding delivery contracts shall not be effected.

17.3. The termination of this Agreement in accordance with article 17.2 shall in no circumstances give rise to any indemnity, damages or compensation. This Article shall not, however affect any rights, claims or liabilities which may, prior to the termination, have arisen between the Parties. Notice of the termination must be given by registered mail.

17.4. Expire or termination of the Agreement shall not entitle the Distributor to any compensation or indemnity, in respect of any possible sales organization set up by the Distributor, investment made, the relations established and goodwill acquired.

17.5.    On the expire of the Agreement the Distributor shall, within fourteen
         (14) days of the expire date, return to the Grantor all samples, material and documents which have been supplied to the Distributor by the Grantor and are in the Distributor's possession. Such samples, material and documents shall be returned, at the Distributor's risk and expense to the Grantor's factory or such other place as the Grantor may specify. The Grantor shall have the option to, repurchase any Spare Parts remaining in the Distributors stock on the expire
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         of the Agreement at the price indicated in the Grantor's then prevailing EX WORKS price list less 30% and any Products at Grantor's original sales price. The Distributor shall, however, be entitled to reimbursement of any out of pocket expenses incurred as a result of any customs duty, freight and handling costs of the said Products and Spare Parts. The Grantor may exercise the option by giving notice thereof to the Distributor not later than forty (40) days from the expire date of this Agreement.

17.6. Such notice shall constitute an agreement of purchase and sale as herein provided, binding upon the Parties. Should the Grantor fail to exercise such option, the Distributor may dispose of such inventory as it deems appropriate.

17.7. In the event Distributor purchases Wartsila Diesel International Ltd., Oy's ("WD") interest in Grantor, WD agrees, by its execution hereof, to continue to supply Grantor, for a period of two years thereafter, Products on the same terms as WD has historically provided Products to Grantor (and modified with the possible changes applicable to WD's customers generally) and will negotiate with Grantor in good faith an agreement to continue such supply of Products. Such two year Agreement and the Agreement to negotiate in good faith is a condition to the operation of the buy-out provisions of Article 4.8 of the Shareholders Agreement between Distributor and WD regarding Grantor.

ART. 18  APPLICABLE LAW AND ARBITRATION

18.1. This Agreement and its interpretation and performance, shall be governed by the laws of Germany.

18.2. If any dispute or disagreement arises out of, relating to, or in connection with the implementation or performance of this Agreement, which the parties hereto have been unable to settle or agree upon within a period of thirty (30) days after the dispute or disagreement arises, each party shall nominate a senior officer of its management to meet at a mutually agreed time and place not later than forty five
         (45) days after the dispute or disagreement has arisen to attempt in good faith to resolve such dispute or disagreement.

18.3.    Should a resolution of such dispute not be obtained within fifteen
         (15) days after the meeting of such senior officers for such purpose, any party to this Agreement
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         may then by written notice to any other submit the dispute to arbitration

18.4. The negotiations contemplated by this Article 9 are an absolute conditions precedent to the commencement of arbitration proceedings.

18.5. No arbitration may be commenced in connection with this Agreement unless the negotiations contemplated by this Article 9 have been undertaken in a good faith attempt to settle the claim, dispute or controversy.

18.6. All claims, dispute and/or controversies arising out of, relating to, or in connection with this Cooperation Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC") then in effect.

18.6.1 There shall be three arbitrators, with each parties selecting one; the third arbitrator, who shall be the chairman of the panel, shall be selected by the two party-appointed arbitrators. The ICC shall be empowered to appoint any arbitrator not named in accordance with the procedure herein.

18.6.2   The award rendered by the arbitrators shall be final.

18.6.3 The costs and expenses of the arbitration (including reasonable attorney's fees) will be borne by the loosing party, unless the arbitrators determine that it would be manifestly unfair to honor this Agreement of the parties and determine a different allocation of costs.

18.6.4   The arbitration shall be conducted in the English language.

18.6.5   The place of arbitration shall be London United Kingdom.

ART. 19  FINAL PROVISIONS

19.1. This Agreement represents the entire agreement between the Parties hereto relating to the subject matter hereof and supersedes any prior agreements and communication. This Agreement shall be binding upon the respective successors and assignees of the Parties, provided always that the Agreement shall not be assigned by the Distributor without the prior written consent of the Grantor.
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19.2.    During the validity of the Agreement the Distributor shall at his own cost and expense, carry and maintain a comprehensive insurance coverage against the loss or damage to the stock items as well as against product liability, bodily injury and damage to property arising out of service and maintenance activities.

19.3. All expenses incurred by the Distributor in fulfilling its obligations under this Agreement shall be deemed to be covered by the resale margins and/or sales commissions earned by the Distributor under the Agreement. Any current or future duties, taxes, such as franchise, property or turnover taxes, payable in the Distributor's country on any activity under this Agreement or on the above mentioned commission granted to the Distributor shall be borne by the Distributor.

19.4. The Agreement may be amended only by a written instrument signed by duly authorized representatives of both parties and any amendment will not result in the nullification of this Agreement in its entirety.

19.5. The temporary, limited or specific waiver of any term, provision or condition hereof shall not be considered a waiver or any other term, condition or provision hereof, nor of any subsequent breach of the same term, condition or provision.

19.6. The section headings in the Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of the Agreement.

19.7. Should any provision of this Agreement be declared void or ineffective, such declaration shall not affect the validity of any other provision of this Agreement.

19.8. No action or claim for commission, breach of the Agreement or otherwise hereunder may be brought by either Party more than twelve
         (12) months after the cause of such action or claim occurred, and under no circumstances more than six (6) months after the date of expire of this Agreement.

19.9. In the event of Force Majeure the effected or encumbered Party is obliged to give to the other Party within seven (7) Days from the beginning thereof a written notice stating the cause of the delay.
         Upon the cessation of the Force Majeure the effected Party (or
         Parties) shall immediately inform the other Party and shall make all
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         efforts within his (their) power to mitigate the effects of such Force
         Majeure.

ART. 20  NOTICES

20.1. All notices and other communication under this Agreement shall be in the English language and must be given by either registered express mail, courier, telegram, telefax or telex to the addresses provided below.

         A)       Wartsila Compression Systems GmbH
                  Saatwinkler Damm 44-46
                  D-13627 Berlin

         B)       Hanover Compressor Company
                  12001 N. Houston Rosslyn
                  HOUSTON TEXAS 77086
                  Fax + 1 713 447 0821
                  Tel: + 1 713 447 8787

ART. 21  SIGNATURES TO THE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto, Distributor and Grantor, have cause their duly authorized representatives to execute this Agreement on the day and year first written above.

On behalf of the Distributor               On Behalf of the Grantor




Signature                                  Signature

Wartsila Diesel International Ltd. Oy accepts and agrees to be bound by Article
17.7 of this Agreement.




Signature